                                                             Exhibit No. EX-99.1

Susan Y. Kim and John T. Kim may be deemed  members of a group  owning more than
10% of a class of shares the issuer.  Susan Y. Kim (a) is the  settlor,  trustee and beneficiary of the Susan Y. Kim Trust dated 12/31/87;  and (b) Co-Trustee of the following  trusts - the Trust of Susan Y. Kim dated 4/16/98 f/b/o  Alexandra
Panichello, the Trust of Susan Y. Kim dated 4/16/98 f/b/o Jacqueline Panichello, the Trust of Susan Y. Kim dated 4/16/98 f/b/o Dylan Panichello,  the Irrevocable
Trust of James J.  Kim  dated  12/24/92  f/b/o  Alexandra  Kim  Panichello,  the
Irrevocable   Trust  of  James  J.  Kim  dated  10/3/94  f/b/o  Jacqueline  Mary
Panichello,  the  Irrevocable  Trust of James J. Kim dated  10/15/01 f/b/o Dylan
James  Panichello,  the  Irrevocable  Trust of James J. Kim dated 10/15/01 f/b/o
Allyson Lee Kim,  the  Irrevocable  Trust of James J. Kim dated  11/17/03  f/b/o
Jason Lee Kim and the  Irrevocable  Trust of John T. Kim dated 10/27/04 f/b/o of his  children.  For  John T.  Kim's  relationships,  see  attached  Joint  Filer
Information below.

The trust agreement for each of the trusts dated 12/31/87  reported in this Form
4 authorizes the trustees of the trust to vote the shares of common stock of the issuer held by them, in their discretion, in concert with James J. Kim's family.
The  trustees  of the other  trusts  reported  in this Form 4 are members of the
James J. Kim  family.  James J. Kim and Agnes C. Kim are the parents of Susan Y.
Kim,  David D. Kim and John T. Kim and Susan Y. Kim is the  parent of  Alexandra
Panichello,  Jacqueline  Panichello  and  Dylan  Panichello.  John T. Kim is the
parent  of  Allyson  Lee Kim and Jason Lee Kim.  Each of the  reporting  persons states  that the filing of this Form 4 report  shall not be deemed an  admission that the reporting  person is beneficial owner of the reported  securities,  for purposes of Section 16 of the  Securities  Exchange Act of 1934, as amended,  or for any other purpose.